Exhibit 99.1

City Office REIT Reports Fourth Quarter and Full Year 2019 Results

VANCOUVER—February 26, 2020—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter and full year ended December 31, 2019.

Fourth Quarter Highlights

•	GAAP net income attributable to common stockholders was approximately $1.0 million, or $0.02 per fully diluted share;

•	Core FFO was approximately $13.4 million, or $0.25 per fully diluted share;

•	AFFO was approximately $7.9 million, or $0.14 per fully diluted share;

•	In-place occupancy closed the quarter at 91.9%; the Company executed approximately 331,000 square feet of new and renewal leases during the quarter;

•	Same Store Cash NOI increased 3.9% as compared to the fourth quarter 2018;

•	Closed the disposition of the Logan Tower property in Denver, Colorado for $12.6 million;

•	Issued 6,900,000 shares of common stock in a public follow-on offering for aggregate gross proceeds of approximately $95.6 million;

•	Declared a fourth quarter dividend of $0.235 per share of common stock, paid on January 24, 2020;

•	Declared a fourth quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on January 24, 2020; and

•	Gained entry into the MSCI US REIT Index (RMZ).

Highlights Subsequent to Quarter End

•	Executed a 70,000 square foot lease at the Denver Tech property with a 10.6 year term.

“2019 was an exceptional year for City Office REIT, in which the total return for our common stock was 42.6%,” commented James Farrar, the Company’s Chief Executive Officer. “We executed on our strategy of expanding our footprint in 18-hour cities in the southern and western United States and significantly grew the scale of the Company. We accomplished this while our portfolio demonstrated healthy operating fundamentals, with occupancy, rental rates and same store cash NOI growth all strongly positive.”

“In 2020, we will continue to focus on driving property cash flows and unlocking value at the property level. We remain focused on deploying our acquisition capital prudently across our high growth markets. Through these strategies, we can achieve accretion to our run rate Core FFO and continue to reduce our overall portfolio leverage levels.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and Adjusted Cash NOI, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of December 31, 2019 contained 5.8 million net rentable square feet and was 91.9% occupied.

City Office’s NOI was approximately $24.5 million, or approximately $24.1 million on an adjusted cash basis, during the fourth quarter of 2019.

Fourth quarter Same Store Cash NOI increased 3.9% as compared to the fourth quarter 2018 and full year Same Store Cash NOI increased 4.3% as compared to 2018.

Investment and Disposition Activity

During the quarter, the Company successfully completed the previously announced disposition of the Logan Tower property in Denver, Colorado for a sale price of $12.6 million. The sale represents a gain of $2.9 million, and the Company expects to recycle the disposition proceeds into its acquisition pipeline.

Leasing Activity

The Company’s total leasing activity during the fourth quarter of 2019 was 331,000 square feet, which included 36,000 square feet of new leasing and 295,000 square feet of renewals. 325,000 square feet of leases signed within the quarter will commence subsequent to quarter end.

Subsequent to quarter end, the Company signed a new 70,000 square foot lease with a credit tenant at the Denver Tech property on a 10.6 year term. The lease is expected to increase the property’s occupancy to 93.7% once the lease commences in the third quarter of 2020.

New Leasing – New leases were signed with a weighted average lease term of 5.4 years at a weighted average annual rent per square foot of $26.78 and at a weighted average cost of $4.88 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 2.1 years at a weighted average annual rent per square foot of $24.26 and at a weighted average cost of $4.00 per square foot per year.

Capital Structure

As of December 31, 2019, the Company had total principal outstanding debt of approximately $612.3 million with a weighted average maturity of 5.6 years and a weighted average interest rate of 4.0%. 100% of the Company’s outstanding debt was effectively fixed rate at December 31, 2019 when factoring in a $50 million term loan as fixed rate debt due to an interest swap.

During the quarter, the Company completed a public offering pursuant to which it sold 6,900,000 shares of its common stock, inclusive of the overallotment option. The Company raised $95.6 million in aggregate gross proceeds, resulting in aggregate net proceeds to the Company of approximately $94.1 million after deducting underwriting discounts and offering expenses.

Dividends

On December 13, 2019, the Company’s board of directors approved and the Company declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended December 31, 2019. The dividend was paid on January 24, 2020 to common stockholders and unitholders of record as of January 10, 2020.

On December 13, 2019, the Company’s board of directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on January 24, 2020 to preferred stockholders of record as of January 10, 2020.

2020 Outlook

For full year 2020, the Company expects Core FFO in the range of $1.13 to $1.18 per diluted share based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the United States Securities and Exchange Commission. This outlook reflects management’s view of current and future market conditions, including assumptions such as the pace of future acquisitions and dispositions, rental rates, occupancy levels, operating and general administrative expenses, weighted average diluted shares outstanding and interest rates. Reconciliation items are noted below.

	Low	High
Full Year 2020 Guidance:
Net Property Acquisitions:	$340M	$380M
Net Operating Income:	$110.0M	$115.0M
General & Administrative Expenses (“G&A”):	$11.0M	$12.0M
Interest Expense:	$30.0M	$32.0M
Core FFO per Diluted Share (Full Year):	$1.13	$1.18
Net Recurring Straight Line Rent Adjustment:	$2.0M	$3.0M
Same Store Cash NOI Growth:	1.0%	3.0%
December 31, 2020 Occupancy:	92.0%	94.0%

Fully Deployed Guidance:
Core FFO per Diluted Share (Q4 2020):	$0.32	$0.34

The expected range of the Company’s Full Year 2020 Core FFO is primarily driven by the pace and timing of future acquisitions. The Company’s fourth quarter 2020 run rate Core FFO assumes that the Company has completed Net Property Acquisitions within the guidance range by the start of the fourth quarter of 2020. Further, the Company is actively engaged in leasing its remaining blocks of vacant space and these potential gains in occupancy and Same Store Cash NOI could have a material impact on Core FFO.

Material Considerations:

1.	No dispositions have been assumed.
2.

The 2020 G&A guidance includes approximately $2.3 – $2.5 million for stock-based compensation. Our Core FFO definition excludes stock-based compensation. Excluding stock-based compensation, G&A guidance would have been $8.5 – $9.7 million.

3.	2020 annual weighted average fully diluted shares of common stock outstanding are assumed to be 55.1 – 55.3 million.
4.	No future capital offerings or share repurchases have been assumed.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on February 26, 2020.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on February 26, 2020, continuing through 11:59 pm Eastern Time on May 26, 2020 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10138191. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial information package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as total revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Net Operating Income (“Same Store NOI”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store NOI and Same Store Cash NOI are calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store NOI and Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI and Same Store Cash NOI are important measures of comparison, because each allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store NOI and Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, projected capital improvements, expected sources of financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of December 31, 2019 or relate to the quarter ended December 31, 2019.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Consolidated Balance Sheets

(In thousands, except par value and share data)

	December 31, 2019	December 31, 2018
Assets
Real estate properties
Land	$230,034	$223,789
Building and improvement	784,636	704,113
Tenant improvement	94,218	77,426
Furniture, fixtures and equipment	285	319

	1,109,173	1,005,647
Accumulated depreciation	(101,835)	(70,484)

	1,007,338	935,163

Cash and cash equivalents	70,129	16,138
Restricted cash	17,394	17,007
Rents receivable, net	32,112	26,095
Deferred leasing costs, net	12,393	10,402
Acquired lease intangible assets, net	67,533	75,501
Other assets	17,061	2,755
Assets held for sale	4,514	17,370

Total Assets	$1,228,474	$1,100,431

Liabilities and Equity
Liabilities:
Debt	$607,250	$645,354
Accounts payable and accrued liabilities	28,786	25,892
Deferred rent	6,593	5,331
Tenant rent deposits	5,658	4,564
Acquired lease intangible liabilities, net	8,194	8,887
Other liabilities	22,794	11,148
Liabilities related to assets held for sale	67	878

Total Liabilities	679,342	702,054

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 54,591,047 and 39,544,073 shares issued and outstanding	545	395
Additional paid-in capital	577,131	377,126
Accumulated deficit	(142,383)	(92,108)
Accumulated other comprehensive income	715	—

Total Stockholders’ Equity	548,008	397,413
Non-controlling interests in properties	1,124	964

Total Equity	549,132	398,377

Total Liabilities and Equity	$1,228,474	$1,100,431

City Office REIT, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Rental and other revenues	$39,061	$34,167	$156,297	$129,484

Operating expenses:
Property operating expenses	14,562	13,246	57,316	49,872
General and administrative	2,631	2,344	11,066	8,137
Depreciation and amortization	15,102	15,308	59,159	52,352
Impairment of real estate	—	3,497	—	3,497

Total operating expenses	32,295	34,395	127,541	113,858

Operating income/(loss)	6,766	(228)	28,756	15,626

Interest expense:
Contractual interest expense	(6,379)	(6,132)	(28,401)	(22,316)
Amortization of deferred financing costs and debt fair value	(333)	(324)	(1,325)	(1,621)

	(6,712)	(6,456)	(29,726)	(23,937)
Net gain on sale of real estate property	2,934	—	3,412	46,980

Net income/(loss)	2,988	(6,684)	2,442	38,669
Less:
Net income attributable to non-controlling interests in properties	(146)	(117)	(644)	(501)

Net income/(loss) attributable to the Company	2,842	(6,801)	1,798	38,168
Preferred stock distributions	(1,855)	(1,855)	(7,420)	(7,420)

Net income/(loss) attributable to common stockholders	$987	$(8,656)	$(5,622)	$30,748

Net income/(loss) per common share:
Basic	$0.02	$(0.22)	$(0.13)	$0.82

Diluted	$0.02	$(0.22)	$(0.13)	$0.82

Weighted average common shares outstanding:
Basic	54,049	39,544	43,997	37,321

Diluted	54,416	39,544	43,997	37,670

Dividend distributions declared per common share	$0.235	$0.235	$0.940	$0.940

City Office REIT, Inc.

Reconciliation of Net Operating Income and Adjusted Cash NOI to Net Income

(Unaudited)

(In thousands)

Three Months Ended December 31, 2019
Net income	$2,988
Adjustments to net income:
General and administrative	2,631
Contractual interest expense	6,379
Amortization of deferred financing costs and debt fair value	333
Depreciation and amortization	15,102
Net gain on sale of real estate property	(2,934)

Net Operating Income (“NOI”)	$24,499
Net recurring straight line rent/expense adjustment	(52)
Net amortization of above and below market leases	40

Portfolio Adjusted Cash NOI	$24,487
NCI in properties—share in cash NOI	(381)

Adjusted Cash NOI (CIO share)	$24,106

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended December 31, 2019
Net income attributable to common stockholders	$987
(+) Depreciation and amortization	15,102
(-) Net gain on sale of real estate property	(2,934)

13,155

Non-controlling interests in properties:
(+) Share of net income	146
(-) Share of FFO	(305)

FFO attributable to common stockholders	$12,996

(+) Stock based compensation	432

Core FFO attributable to common stockholders	$13,428

(+) Net recurring straight line rent/expense adjustment	(52)
(+) Net amortization of above and below market leases	40
(+) Net amortization of deferred financing costs and debt fair value	330
(-) Net recurring tenant improvement and incentives	(3,147)
(-) Net recurring leasing commissions	(1,521)
(-) Net recurring capital expenditures	(1,221)

AFFO attributable to common stockholders	$7,857

Core FFO per common share	$0.25

AFFO per common share	$0.14

Dividends per common share	$0.235
Core FFO Payout Ratio	95%
AFFO Payout Ratio	163%

Weighted average common shares outstanding - diluted	54,416

City Office REIT, Inc.

Reconciliation of Rental and Other Revenues to Same Store NOI and Same Store Cash NOI

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Rental and other revenues	$39,061	$34,167	$156,297	$129,484
Property operating expenses	14,562	13,246	57,316	49,872

Net operating income (“NOI”)	$24,499	$20,921	$98,981	$79,612
Less: NOI of properties not included in same store	(4,045)	(656)	(21,530)	(5,539)

Same store NOI	$20,454	$20,265	$77,451	$74,073
Less:
Non-recurring other income	—	—	(2,625)	—
Termination fee income	(152)	(131)	(480)	(1,258)
Straight line rent/expense adjustment	337	(336)	(634)	(2,065)
Above and below market leases	(83)	(39)	(57)	(175)
NCI in properties - cash NOI	(381)	(343)	(1,554)	(1,471)

Same store cash NOI	$20,175	$19,416	$72,101	$69,104

City Office REIT, Inc.

Reconciliation of Net Income to Core FFO Guidance

(Unaudited)

(In thousands, except per share data)

	Full year 2020 Outlook
	Low	High
Net loss attributable to common stockholders	$(9,800)	$(7,250)
(+) Depreciation and amortization	70,200	70,600
(-) Non-controlling interests in properties	(650)	(650)
(+) Stock based compensation	2,500	2,300

Core FFO attributable to common stockholders	$62,250	$65,000

Core FFO per common share	$1.13	$1.18

Weighted average shares of common stock	55,200	55,200

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com